                          SCHEDULE 14A INFORMATION

                                (Rule 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                          ALLEGIANT BANCORP, INC.
             (Name of Registrant as Specified in our Charter)
                                  N/A
     (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total Fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of our filing.

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                           March 17, 2000



Dear Fellow Shareholders:

     Our Annual Meeting of Shareholders will be held at the St. Louis Science Center, 5050 Oakland Avenue, St. Louis, Missouri 63110, at 4:00 p.m., local time, on Thursday, April 20, 2000. The Notice of Annual Meeting of Shareholders, Proxy Statement and proxy that accompany this letter outline fully matters on which action is expected to be taken at the Annual Meeting.

     We cordially invite you to attend the Annual Meeting. Even if you plan to be present at the meeting, you are requested to date, sign and return the enclosed proxy in the envelope provided so that your shares will be represented. The mailing of an executed proxy will not affect your right to vote in person should you later decide to attend the Annual Meeting.

                                   Sincerely,



                                   KEVIN R. FARRELL
                                   Secretary

                        ALLEGIANT BANCORP, INC.
                           2122 KRATKY ROAD
                      ST. LOUIS, MISSOURI 63114
                             314-692-8200


               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                 TO BE HELD THURSDAY, APRIL 20, 2000

    APPROXIMATE DATE OF MAILING TO SECURITY HOLDERS: MARCH 17, 2000


Dear Shareholder:

     The Annual Meeting of Shareholders of Allegiant Bancorp, Inc., a Missouri corporation, will be held at the St. Louis Science Center, 5050 Oakland Avenue, St. Louis, Missouri 63110, on Thursday, April 20, 2000, at 4:00 p.m. local time, for the following purposes:

     1.   To elect three (3) members of the Board of Directors;

     2. To approve and adopt the Allegiant Bancorp, Inc. 2000 Stock Incentive Plan; and

     3. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Our board of directors has fixed the close of business on March 1, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

     The accompanying proxy statement sets forth important information and is deemed incorporated by reference herein.

                               By Order of the Board of Directors,

                               MARVIN S. WOOL
                               Chairman of the Board

March 17, 2000

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED
ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                        ALLEGIANT BANCORP, INC.
                           2122 KRATKY ROAD
                      ST. LOUIS, MISSOURI 63114
                             314-692-8200

                            PROXY STATEMENT

               FOR ANNUAL MEETING OF SHAREHOLDERS TO BE
                   HELD ON THURSDAY, APRIL 20, 2000
                           _________________

                                GENERAL

     This proxy statement is furnished to the shareholders of Allegiant Bancorp, Inc., a Missouri corporation, in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held at the St. Louis Science Center, 5050 Oakland Avenue, St. Louis, Missouri 63110, at 4:00 p.m. local time, on Thursday, April 20, 2000, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

     Your proxy is being solicited by our board of directors and will be voted in accordance with the instructions contained in the proxy. If no choice is specified, proxies will be voted in favor of the election of the nominees for director proposed by our board of directors in Proposal I and in favor of the approval and adoption of the Allegiant Bancorp, Inc. 2000 Stock Incentive Plan in Proposal II. A proxy may be revoked at any time before it is voted by filing a written notice of revocation or a later-dated proxy with our corporate secretary at our principal offices or by attending the annual meeting and voting the shares in person. Attendance alone at the annual meeting will not of itself revoke a proxy. Proxies that are properly executed, timely received and not revoked will be voted in the manner indicated thereon at the annual meeting and any adjournment or postponement thereof.

     This proxy statement, the notice of annual meeting and the accompanying proxy were first mailed to our shareholders on or about March 17, 2000. We will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. Our directors, executive officers and employees also may solicit proxies personally or by telephone or other means, but such persons will not be specially compensated for such services. Certain holders of record, such as brokers, custodians and nominees, are being requested to distribute proxy materials to beneficial owners and will be reimbursed by us for their reasonable expenses incurred in sending proxy materials to beneficial owners.

     Only shareholders of record at the close of business on March 1, 2000 are entitled to notice of, and to vote at, the annual meeting. On such date, there were 6,121,851 shares of our common stock, $.01 par value, issued and outstanding. Except as described below with respect to cumulative voting in the election of directors, the holder of each outstanding share of common stock is entitled to one vote on each matter to be acted upon at the annual meeting. Shares subject to abstentions will be treated as shares that are present at the annual meeting for purposes of determining the presence of a quorum and as voted for the purposes of determining the base number of shares voted on any proposal. If a broker or other nominee holder indicates on the proxy that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be treated as present at the annual meeting for purposes of determining the presence of a quorum and will not be considered as voted for purposes of determining the approval of the shareholders on a particular proposal.

     Cumulative voting is applicable to the election of our directors. In the election of directors, a shareholder is entitled to cast as many votes as shall equal the number of shares he or she owns of our common stock multiplied by three, the number of directors to be elected at the annual meeting. A shareholder may cast all votes for a single candidate or may distribute them among two or more candidates as the shareholder may decide. Each duly executed proxy in the form enclosed will be voted "FOR" all nominees listed on such proxy, unless otherwise directed in the proxy. If a shareholder gives a proxy in the form enclosed but withholds authority to vote for one or more of the nominees listed on the proxy, the number of votes represented by such shareholder's proxy shall be divided equally, to the extent practicable without creating fractional votes, among the remaining nominees.

     The approval and adoption of the 2000 Stock Incentive Plan requires the affirmative vote of a majority of the votes cast on such proposal at the meeting.

                   PROPOSAL I.  ELECTION OF DIRECTORS

     Three individuals will be elected at the annual meeting to serve as Class III directors for a term of three years. The three nominees receiving the greatest number of votes at the annual meeting will be elected.

     The persons named as proxies on the accompanying proxy intend to vote all duly executed proxies received by our board of directors for the election of Marvin S. Wool, C. Virginia Kirkpatrick and Leon A. Felman as Class III directors, except as otherwise directed by the shareholder on the proxy. Mr. Wool, Ms. Kirkpatrick and Mr. Felman currently are directors. If for any reason Mr. Wool, Ms. Kirkpatrick or Mr. Felman becomes unavailable for election, which is not now anticipated, the persons named in the accompanying proxy will vote for such substitute nominee as is designated by our board of directors.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MARVIN S. WOOL, C. VIRGINIA KIRKPATRICK AND LEON FELMAN AS CLASS III DIRECTORS.

     The name, age, principal occupation or position and other directorships with respect to Mr. Wool, Ms. Kirkpatrick and Mr. Felman and the other directors whose terms of office will continue after the annual meeting is set forth below.

                CLASS III - TO BE ELECTED FOR A TERM OF
                     THREE YEARS EXPIRING IN 2003

     MARVIN S. WOOL, 71, has served as a director since 1990 and as our chairman and the chairman of Allegiant Bank since March 1992. From March 1992 through December 1998, Mr. Wool served as our chief executive officer. For more than the past five years, Mr. Wool has served as the president and chief executive officer of Dash Multi-Corp, the holding company for subsidiary companies located in Georgia, Mississippi, Missouri, New Jersey and California that are in the chemical, cloth coating and carpet industries. Mr. Wool also serves as chairman of R-B Rubber Products, Inc., a publicly-held integrated rubber recycler with headquarters in McMinnville, Oregon.

     C. VIRGINIA KIRKPATRICK, 66, has been a director since 1990.
Ms. Kirkpatrick has been president of CVK Personal Management & Training Specialists, a business consulting and human resource management firm since 1982.

     LEON A. FELMAN, 65, has been a director since 1992. For more than the past five years, Mr. Felman has been associated with Sage Systems, Inc., a franchisee of Arby's restaurants in the St. Louis area, and currently serves as its president and chief executive officer.

               CLASS I - TO CONTINUE IN OFFICE UNTIL 2001

     KEVIN R. FARRELL, 48, has served as a director since 1989 and as our corporate secretary since 1994. Mr. Farrell has been president of St. Louis Steel Products, a steel fabricating company since 1990.

     JACK K. KRAUSE, 68, has been a director since 1998. Mr. Krause has been the president and chief executive officer of Jenkin-Guerin, Inc., a lubricant manufacturing company, since 1971.

     LEE S. WIELANSKY, 48, has been a director since 1990 and became vice chairman of Allegiant Bank in February 1999. Mr. Wielansky has been the president of Lee S. Wielansky, LLC, a company which specializes in investments and property development, since 2000. Mr. Wielansky is a consultant and a member of the board of directors of Regency Realty Corporation, a publicly-held real estate investment trust since 1998. Prior to such time, he was the president and chief executive officer of Midland Development Group, a real estate development company, for more than five years.

          CLASS II NOMINEES - TO CONTINUE IN OFFICE UNTIL 2002

     LELAND B. CURTIS, 56, has been a director since 1996. Mr. Curtis has been a partner in the law firm of Curtis, Oetting, Heinz, Garrett & Soule, a law firm located in St. Louis, Missouri, for more than the past five years.

     SHAUN R. HAYES, 40, has served as a director and our president since 1989 and became our chief executive officer in January 1999. Additionally, Mr. Hayes has served as president and chief executive officer of Allegiant Bank since May 1992.

     JOHN L. WEISS, 44, has served as a director since March 1999 and as a director of Allegiant Bank since 1996. Mr. Weiss has been president of Brentwood Volvo, an automobile dealership in St. Louis, Missouri, for more than the past 13 years and has been the general manager of Southpoint Toyota since February 2000.

         VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding the amount of our common stock beneficially owned, as of March 1, 2000, by each person who is a named executive officer, director or known by us to own beneficially more than 5% of our common stock, and all of our directors and executive officers as a group:

                                       COMMON STOCK                TRUST PREFERRED SECURITIES
                              -------------------------------     -----------------------------
                              NUMBER OF SHARES                    NUMBER OF SHARES
    NAME OF                     BENEFICIALLY         PERCENT        BENEFICIALLY       PERCENT
BENEFICIAL OWNER                  OWNED<F1>          OF CLASS         OWNED<F2>        OF CLASS
----------------              ----------------       --------     ----------------     --------
Marvin S. Wool                   768,605<F3>          12.05%                -               -%
Shaun R. Hayes                   452,104<F4>           7.31                 -               -
Leon A. Felman                   651,896<F5>          10.22            25,000            1.45
Kevin R. Farrell                 303,509<F6>           4.76                 -               -
Lee S. Wielansky                 165,647<F7>           2.60            10,000            <F8>
Jack K. Krause                   153,912<F9>           2.41             5,000            <F8>
C. Virginia Kirkpatrick          152,395<F10>          2.39             1,000            <F8>
Leland B. Curtis                  36,984<F11>          <F8>                 -               -
John L. Weiss                     11,932<F12>          <F8>                 -               -
Thomas A. Daiber                   2,391<F13>          <F8>

All directors and executive
   officers as a group
   (10 persons)                2,699,375<F14>         42.33%           41,000            2.38%

------------

<F1>  Except as otherwise indicated, each individual has sole voting and investment power over the shares listed beside his or her name. The percentage calculations for beneficial ownership are based upon 6,121,851 shares of our common stock that were issued and outstanding as of March 1, 2000, plus, with respect to each individual and for all directors and executive officers as a group, the number of shares subject to options and warrants that may be acquired upon exercise or conversion within 60 days of March 1,
      2000.

<F2>  The percentage calculations for beneficial ownership are based upon 1,725,000 shares of trust preferred securities that were issued and outstanding as of March 1, 2000.  The trust preferred securities are non-voting securities of Allegiant Capital Trust I.  We own all of the common securities of Allegiant Capital Trust I.

<F3>  Total includes: 76,005 shares held by the Dash Industries Pension Plan; 63,636 shares held in trusts for the benefit of Mr. Wool's children; and 52,345 shares subject to stock options that are presently exercisable or which are exercisable within 60 days of March
      1, 2000.  Mr. Wool's address is 2500 Adie Road, Maryland Heights, Missouri 63043.

<F4>  Total includes: 4,956 shares held for the benefit of Mr. Hayes' children with shared voting rights; and 62,244 shares subject to stock options that are presently exercisable or which are exercisable within 60 days of March 1, 2000; and 2,000 shares held subject to our section 401(k) plan. Mr. Hayes' address is 2122 Kratky Road, St. Louis, Missouri 63114.

                                - 4 -




<F5>  Total includes: 9,900 shares subject to stock options that are presently exercisable or which are exercisable within 60 days of March 1, 2000; 62,400 shares held in the Leon A.
      Felman Family Trust of which Mr. Felman is the voting trustee; and 84,100 shares held jointly with Mr. Felman's spouse.  Mr. Felman's address is 2122 Kratky Road, St. Louis,
      MO 63114.

<F6>  Total includes: 180,869 shares held of record by Pentastar Family Holdings, Inc.; 54,340 shares held by Mr. Farrell as custodian for his four children; 3,835 shares held by
      NFSC/FMTC as Trustee for the IRA of Mr. Farrell's spouse; and 9,900 shares subject to stock options that are presently exercisable or which are exercisable within 60 days of
      March 1, 2000.

<F7>  Total includes: 51,300 shares subject to stock options that are presently exercisable or which are exercisable within 60 days of March 1, 2000.

<F8>  Less than one percent.

<F9>  Total includes: 101,036 shares that are held in the John K. Krause & Marian J. Krause
      Indirect TR UA 3/1/88 John K. Krause & Marian J. Krause Trust; and 5,700 shares subject to stock options that are presently exercisable or which are exercisable within 60 days of March 1, 2000.

<F10> Total includes: 16,033 shares held jointly with Ms. Kirkpatrick's spouse; 3,015 shares held of record by Ms. Kirkpatrick's spouse; 29,927 shares held by Paine Webber as Trustee for the IRA of Ms. Kirkpatrick's spouse; 8,133 shares held jointly with Ms. Kirkpatrick's children; and 39,930 shares subject to stock options that are presently exercisable or which are exercisable within 60 days of March 1, 2000.

<F11> Total includes: 18,480 shares subject to stock options that are presently exercisable or which are exercisable within 60 days of March 1, 2000.

<F12> Total includes: 4,080 shares subject to stock options that are presently exercisable or which are exercisable within 60 days of March 1, 2000; and 1,118 shares held of record by
      Mr. Weiss's spouse.

<F13> Total includes: 1,640 shares subject to stock options that are presently exercisable or which are exercisable within 60 days of March 1, 2000; and 391 shares held subject to our section 401(k) plan.

<F14> Total includes: 255,519 shares subject to stock options that are presently exercisable or which are exercisable within 60 days of March 1, 2000.

                   BOARD OF DIRECTORS AND COMMITTEES

      During 1999, our board of directors met 13 times, including regularly scheduled and special meetings. During the year all of the directors attended at least 75% of all meetings held by the board of directors and all committees upon which they served.

      Our board of directors has a standing executive committee, audit committee and directors' and executives' compensation committee.

      EXECUTIVE COMMITTEE. Marvin S. Wool (Chairperson), Shaun R. Hayes, C. Virginia Kirkpatrick, Kevin R. Farrell and Lee S. Wielansky are members of our executive committee. The executive committee may exercise all powers of our board of directors that may be lawfully delegated when the board of directors is not in session. The executive committee met twelve times during 1999.

      AUDIT COMMITTEE. C. Virginia Kirkpatrick (Chairperson), Jack K. Krause, John L. Weiss and Leon A. Felman are members of our audit committee. The audit committee's duties include meeting with the independent auditors, management, internal auditors and credit review personnel to periodically review the work of each and oversee the discharge of their respective responsibilities. The audit committee met eight times during 1999.

      DIRECTORS' AND EXECUTIVES' COMPENSATION COMMITTEE. The members of the directors' and executives' compensation committee are Leland B. Curtis (Chairperson), Kevin R. Farrell and John L. Weiss. The directors' and executives' compensation committee reviews and recommends the salaries and other compensation of all our directors and executive officers. The directors' and executives' compensation committee met six times during 1999.

                       COMPENSATION OF DIRECTORS

      Directors are paid a $12,000 annual retainer plus $1,500 per board meeting attended. There are six meetings scheduled for the board during calendar year 2000. Directors who are also employed by us are not eligible to receive directors fees. Directors serving on our audit committee are paid $500 per year, directors serving on our executive committee receive $1,000 per year, directors serving on our directors' and executives' compensation committee receive $250 per year and directors serving on the Allegiant Bank loan committee receive $2,500 per year. Pursuant to our 1996 Directors' Stock Option Plan, directors who have served on our board of directors for at least two years receive options to purchase 4,950 shares of our common stock on the day after the annual meeting each year a director remains on our board of directors. Directors who also are either our chairman and/or president receive a minimum of 9,899 options per year. Options granted under the directors' stock option plan have a term of five years.

      In fiscal year 1999, each of our directors participated in our fee conversion plan for directors and committee members. Such plan provides for the conversion of directors' fees into shares of our common stock. Under the plan, the fees each director earns during a quarter are credited to an account established for such director. As of the date of each quarterly board meeting, we determine the number of shares such director is entitled to receive, based on the amount of fees credited to the account and the closing price of our common stock as of such date. In fiscal year 2000, shares of our common stock will be purchased for directors by contributing their fees to our dividend reinvestment and stock purchase plan.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Certain of our officers and directors are customers of Allegiant Bank. All such customer transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable or unusual features.

       REPORT OF DIRECTORS' AND EXECUTIVES' COMPENSATION COMMITTEE
                        ON EXECUTIVE COMPENSATION

      Our directors' and executives' compensation committee has issued the following report for the year ended December 31, 1999.

COMPENSATION PHILOSOPHY

      The directors' and executives' compensation committee approves the policies for and structure and recommends to our board of directors the amount of compensation of our senior officers, including our chief executive officer. The committee's goal is to establish compensation programs that will attract and retain highly qualified executives and provide an incentive to such executives to focus their efforts on our long-term strategic goals by aligning their financial interests closely with long-term shareholder interests. The committee is composed entirely of independent directors.

      A significant component of our executive officer compensation program is cash remuneration in the form of base salaries and annual discretionary bonuses. Bonuses are determined based upon our performance and that of the individual executive during the fiscal year. In evaluating performance, financial, non-financial and long-term strategic objectives are considered. Base salaries generally represent a large portion of the executive officers' total cash compensation and are considered to be average relative to comparably sized bank holding companies. Bonuses make up a smaller portion of the executive officers' total cash compensation. The committee believes that basing a portion of an executive officer's compensation on both individual and our performance motivates the executive to perform at the highest possible level.

      As a central component of our executive officer compensation program, the committee annually awards executive officers options to acquire shares of our common stock. The committee believes that stock options provide a highly efficient form of compensation from both a cost and an accounting perspective, and that such awards provide an incentive to achieve our longer-term strategic goals by aligning the long-term financial interests of the executive officers with those of our shareholders. The committee also believes that significant levels of stock ownership and ownership potential will assist in retaining the services of the executive officers.

DETERMINATION OF 1999 EXECUTIVE OFFICER COMPENSATION

      The committee met six times to determine annual bonuses and long-term incentive compensation for the executive officers for 1999. In preparation for these meetings, the committee reviewed the overall profitability, growth and financial performance of us, our subsidiaries and their various business lines. In determining each executive officer's bonus, the committee considered factors it had identified to measure profitability and growth.

      The committee compared our financial performance during 1999 against the objectives set by management and the board of directors at the beginning of the year. Based on this information, the committee determined a compensation range that it believed fairly reflected our overall and relative financial performance and was reasonably competitive with other comparable companies in the commercial banking industry. The committee then reviewed the specific non-financial objectives established for each executive officer by our board of directors at the beginning of the year and evaluated each executive officer's performance with respect to such objectives.

      Mr. Hayes was appointed our president in 1989 and president and chief executive officer of Allegiant Bank in 1992. Additionally, Mr. Hayes became our chief executive officer in January 1999. For 1999, Mr. Hayes received a salary of $325,000, and a bonus of $70,000 and options to purchase 9,899 shares pursuant to our directors' stock option plan.

CONCLUSION

      Through the program described above, a significant portion of executive compensation is linked directly to individual and corporate performance, earnings per share and stock price appreciation. The committee intends to continue the policy of linking executive compensation to individual and corporate performance and returns to shareholders, recognizing that the business cycle from time to time may result in an imbalance for a particular period.


                            The Members of the Directors' and Executives' Compensation Committee

                            Leland B. Curtis, Chairperson
                            Kevin R. Farrell
                            John L. Weiss



March 17, 2000

                   COMPENSATION OF EXECUTIVE OFFICERS

      The following table sets forth the compensation of our chief executive officer and president. No other executive officer's aggregate salary and bonus exceeded $100,000 during 1999.

                                                     SUMMARY COMPENSATION TABLE

                                                       ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                               ----------------------------------- ------------------------------------
                                                                                   RESTRICTED   SECURITIES
                                                                      OTHER ANNUAL   STOCK      UNDERLYING
                                    PAYOUTS    SALARY       BONUS     COMPENSATION   AWARDS    OPTIONS/SARS    LTIP      ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR       ($)         ($)          ($)         ($)          (#)          ($)         ($)
---------------------------         -------    -------      ------    ------------ ----------  ------------ -----------  ----------
Shaun R. Hayes                        1999     325,000      70,000        <F1>         --          9,899        --       10,471<F2>
   President and Chief Executive      1998     258,654      30,000        <F1>         --          8,249    365,110<F3>  10,868
   Officer of each of Allegiant       1997     202,493      20,000        <F1>         --          9,448        --        9,793
   Bancorp, Inc. and Allegiant Bank

-------------

<F1> The aggregate amounts of other annual compensation do not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for that fiscal year.

<F2> Consists of $10,000 in matching contributions to our qualified and unqualified plans; and $471.00 for personal use of a company owned vehicle.

<F3> Pursuant to our Phantom Stock Plan, Mr. Hayes was paid a cash award based upon the increase in the book value of our common stock from December 31, 1994 to December 31, 1998.  The plan terminated as to periods beginning after December 31, 1998.

EXECUTIVE RETENTION AGREEMENT

     We and our president, Shaun R. Hayes, have entered into an Executive Retention Agreement under which Mr. Hayes will receive severance benefits in certain circumstances after a "change in control." The agreement continues until the earlier of January 1, 2005 or the date Mr. Hayes' employment terminates. Mr. Hayes is the only person who has such an agreement with us.

     A "change in control" is defined in the agreement to mean, generally: (i) the acquisition by any person of 30% or more of our then outstanding voting stock; (ii) a change in the composition of our board of directors such that incumbent directors and their nominees do not constitute a majority of our board; (iii) a reorganization, merger or consolidation of us unless owners of all of our common stock or of our voting securities prior to such event own at least 50% of the voting securities of the surviving corporation following such event in the same proportions as they owned our voting securities prior to such event;
(iv) a reorganization, merger or consolidation in which any person beneficially owns, directly or indirectly, 20% of our common stock or of the voting securities of the surviving corporation; (v) a reorganization, merger or consolidation after which a majority of the members of the board of directors of the surviving corporation were not members of our board of directors at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; (vi) any sale, lease, exchange or transfer of all, or substantially all, of our assets; or (vii) the liquidation or dissolution of us.

     If, within three years after a change in control, we or the successor corporation to us terminate the employment of Mr. Hayes without "cause" (generally, willful failure to perform his duties, willful misconduct injurious to us or a material breach of the agreement) or if Mr. Hayes terminates his employment with "good reason" (generally, a material diminution in authority or responsibilities, a reduction in the salary or of any benefit specified in the agreement, a purported termination of Hayes in contravention of the agreement, any material breach of the agreement by us, our failure to require any successor entity to assume our obligations under the agreement, or, within 18 months following the change in control, resignation by Mr. Hayes in his sole and absolute discretion) within three years after the change in control, we or the successor corporation will be required to pay severance benefits consisting of a lump-sum cash amount equal to
2.99 times Mr. Hayes' annual base salary. The cash payment to Mr. Hayes is subject to reduction to the extent that such payment would require him to pay a Federal excise tax under the Internal Revenue Code of 1986, as amended. In addition, all options held by Mr. Hayes will become fully exercisable as of his date of termination and remain fully exercisable, except for incentive stock options, for six months following the date of termination.

     Pursuant to the agreement, for one year following the date of termination of his employment, Mr. Hayes shall not, without the prior written approval of our board of directors, become an officer, employee, agent, partner, director or greater-than-five percent investor of any business enterprise in substantial direct competition with us. "Substantial direct competition" is defined generally to mean that such entity competes with us in any business we or our subsidiaries are engaged in and within our market area, the greater metropolitan St. Louis area. Mr. Hayes is not bound by this non-compete provision in the event we terminate his employment without cause or if he terminates his employment for good reason. Additionally, after the termination of his employment for any reason, Mr. Hayes shall hold in a fiduciary capacity all secret or confidential information about us or our subsidiaries and affiliates that he has obtained through his employment with us and shall not divulge such knowledge without our prior written consent. These non-compete and confidentiality provisions survive the termination of the agreement and/or Mr. Hayes' employment with us.

     OPTION/SAR GRANTS IN LAST YEAR

     The following table sets forth information concerning stock option grants made in 1999 to our chief executive officer. No SARs were granted in 1999.

                                                   INDIVIDUAL GRANTS                                  POTENTIAL REALIZABLE
                           -----------------------------------------------------------------                VALUE AT
                             NUMBER OF                                                                   ASSUMED ANNUAL
                            SECURITIES     PERCENT OF TOTAL                                           RATES OF STOCK PRICE
                            UNDERLYING       OPTIONS/SARS                                               APPRECIATION FOR
                           OPTIONS/SARS       GRANTED TO       EXERCISE OR                              OPTION TERM <F3>
                              GRANTED        EMPLOYEES IN      BASE PRICE      EXPIRATION           ----------------------
    NAME                        (#)          FISCAL YEAR       <F1>($/SH)       DATE <F2>            5%($)          10%($)
    ----                   ------------    ----------------    -----------     ----------           -------        -------
Shaun R. Hayes              9,899<F4>           12.7%            $12.50     January 21, 2005        $34,152        $75,529

------------
<F1> The exercise price may be paid in cash or, at the discretion of the committee, by shares of common stock already owned by
     Mr. Hayes, valued at fair market value on the date of exercise, or a combination of cash and our common stock.

<F2> The options terminate on the earlier of five years after the date of grant; twelve months from termination for disability;
     three months from termination of employment for reasons other than retirement, disability or death; or immediately on termination for cause.

<F3> The indicated 5% and 10% rates of appreciation are provided to comply with Securities and Exchange Commission regulations and do not necessarily reflect our views as to the likely trend in our common stock price. The effect of 5% and 10% rates of appreciation on our common stock held for five years is demonstrated by the following: a share of our common stock purchased on January 21, 2000 at a price per share of $12.50 and held until January 21, 2005 would have a value of $15.95 at a 5% rate of appreciation, and a value of $20.13 at a 10% rate of appreciation.  Actual gains, if any, on stock option exercises and common stock holdings will be dependent on, among other things, the future performance of our common stock and overall market conditions.  There can be no assurance that the amounts reflected herein will be

                                - 10 -




     achieved.  Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or delayed exercisability.

<F4> The entire option grant became immediately exercisable on the date of grant.  These options were granted to Mr. Hayes pursuant to our directors' stock option plan.

     AGGREGATED OPTION/SAR EXERCISES IN LAST YEAR AND YEAR-END
     OPTION/SAR VALUES

     The following presents certain information concerning stock option exercises in the year ended December 31, 1999, and options remaining unexercised at December 31, 1999 by our chief executive officer.

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                           SHARES                                   OPTIONS/SARS AT              IN-THE-MONEY OPTIONS/SARS
                         ACQUIRED ON                               FISCAL YEAR-END (#)           AT FISCAL YEAR-END<F1> ($)
                          EXERCISE       VALUE REALIZED     --------------------------------    ---------------------------
     NAME                    (#)              ($)           EXERCISABLE        UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
     ----                -----------     --------------     -----------        -------------    -----------   -------------
Shaun R. Hayes              8,436           $61,094           62,244                --            $32,403          --

--------------

<F1> Based on our common stock closing price on December 31, 1999 of $9.75.

COMPARISON OF FOUR-YEAR CUMULATIVE TOTAL RETURN AMONG ALLEGIANT BANCORP,
      INC., NASDAQ AND SNL $500M - $1B BANK ASSET-SIZE INDICES

     The following graph compares quarterly cumulative shareholder returns over the period from September 29, 1995 (the date we began trading on the Nasdaq) through December 31, 1999 (including reinvestment of dividends) on an indexed basis with the Nasdaq index and the SNL $500M-$1B Bank Asset Size index. The SNL $500M-$1B Bank Asset Size Index is comprised of 80 major publically traded banks in the United States.

                          ALLEGIANT BANCORP, INC.

                                [GRAPH]

                                                               PERIOD ENDED
                                -----------------------------------------------------------------------------
INDEX                           09/29/95       12/31/95      12/31/96     12/31/97      12/31/98     12/31/99
                                -----------------------------------------------------------------------------
Allegiant Bancorp, Inc.          100.00         139.18        157.59       218.75        185.41       200.51
NASDAQ - Total US                100.00         101.22        124.53       152.59        214.98       390.79
SNL $500M-$1B Bank Index         100.00         108.10        135.14       219.67        215.99       199.94

                      PROPOSAL II: ADOPTION OF THE
                         ALLEGIANT BANCORP, INC.
                        2000 STOCK INCENTIVE PLAN

     Our board of directors has adopted, subject to approval by our shareholders, the Allegiant Bancorp, Inc. 2000 Stock Incentive Plan, which provides for the granting of stock options and for other stock-based awards. The 2000 Stock Incentive Plan replaces our 1996 Stock Option Plan under which the shares allocated have been exhausted.

     The total number of shares of our common stock issuable under the plan is not to exceed 600,000 shares, subject to adjustment in the event of any change in the outstanding shares of such stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation or other similar change generally affecting our shareholders. Of these 600,000 shares of stock, no more than 175,000 shares may be issued to participants in the plan in any plan year, and no more than 15,000 shares may be issued to any one individual in any plan year.

     Our board of directors believes that the plan will advance our interests and those of our shareholders by providing additional incentives and motivation toward superior performance and by enabling us and our subsidiaries to attract and retain the services of key employees and directors, upon whose judgment, talents and special efforts, the successful conduct of our operations is largely dependent. The vote required to approve the plan is a majority of the shares of our common stock cast on such proposal at the annual meeting.

     The plan is administered by the administrator. The administrator may be our board of directors or, if our board of directors so designates, our directors' and executive officers' compensation committee. The administrator, by majority action thereof, is authorized in its sole discretion to construe and interpret the plan, to make, amend and rescind rules and regulations regarding the plan and its administration, to determine the terms and provisions of the respective stock option, restricted stock, restricted stock unit and performance award agreements (which need not be identical), and to take whatever action is necessary to carry out the purposes of the plan; provided, however, that the administrator may take no action that will impair any award previously granted under the plan or cause the plan not to meet the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

     The complete text of the plan is set forth in Appendix A to this proxy statement. The following summary of certain provisions of the plan is qualified in its entirety by reference to the full text of the plan.

DESCRIPTION OF THE PLAN

     Under the terms of the plan, our employees, directors, advisors and consultants (as determined by the administrator in its sole discretion) will be eligible to receive: (a) incentive stock options;
(b) nonqualified stock options; (c) stock appreciation rights; (d) restricted stock; (e) restricted stock units; and (f) performance awards.

     INCENTIVE STOCK OPTIONS. Incentive stock options granted under the plan will entitle the holder thereof to purchase shares of our common stock at the base price established by the administrator, which price shall not be less than 110% of the fair market value, as defined in the plan, of our common stock on the date the option is granted.
Such incentive stock options will be exercisable not later than ten years after the date of the grant, or five years with respect to incentive stock options held by ten percent or greater shareholders, and will terminate not later than three months after termination of employment for any reason other than death or disability. In the event the termination of employment is for cause or is due to other specified reasons under the plan, the incentive stock options will expire immediately. Incentive stock options outstanding and unexercised at the time of the death or disability of the participant generally terminate on the expiration of twelve months after the date of such event or on their expiration dates, if earlier. Incentive stock options shall be granted only to our employees or those of our subsidariaries.

     Under the plan, no more than 600,000 shares may be issued in the form of incentive stock options.

     NONQUALIFIED STOCK OPTIONS. Nonqualified stock options will consist of nonqualified options to purchase shares of stock at purchase prices determined by the administrator; provided, however, the purchase price shall be not less than 110% of the Fair Market Value of our common stock on the date the option is granted. Nonqualified stock options will be exercisable not later than ten years after the date they are granted, and will terminate not later than three months after termination of employment for any reason other than death, retirement or disability. In the event of death, retirement or disability, the options will expire eighteen months after the date of such event or on their original expiration date, or if earlier. In the event the termination of employment is for cause or is due to other specified reasons under the plan, nonqualified stock options will expire immediately. The administrator will have the right to determine at the time the option is granted whether shares issued upon exercise of a nonqualified stock option will be subject to restrictions and, if so, the nature of the restrictions.

     STOCK APPRECIATION RIGHTS. Stock appreciation rights may be granted which, in the discretion of the administrator, may be exercised
(1) in lieu of exercise of an option, (2) in conjunction with the exercise of an option, (3) upon lapse of an option, (4) independent of an option or (5) each of the above in connection with a previously awarded option. The administrator may establish, in its sole discretion, a maximum amount per share that will be payable upon exercise of a stock appreciation right, and may impose such conditions on exercise of a stock appreciation right as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934, as amended.

     RESTRICTED STOCK AND RESTRICTED STOCK UNITS. Restricted stock shall consist of stock or stock units issued under the plan at any purchase price less than the fair market value thereof on the date of issuance, or as a bonus. In the case of any restricted stock or restricted stock units:

          (a) The purchase price, if any, will be determined by the administrator;

          (b) Restricted stock or restricted stock units may be subject to: (1) restrictions on the sale or other disposition thereof; (2) our right to reacquire such restricted stock or restricted stock units at the purchase price, if any, originally paid therefor upon the occurrence of specified events within specified periods; (3) representation by the participant that he or she intends to acquire restricted stock or restricted stock units for investment and not for resale; and (4) such other restrictions, conditions and terms as the administrator deems appropriate; and

          (c) The participant, shall be entitled to all dividends paid with respect to restricted stock, and shall be entitled to vote restricted stock, during the period of restriction, as defined in the plan.

     PERFORMANCE AWARDS. The administrator may grant performance awards which may consist of shares of our common stock, stock options, restricted stock, restricted stock units, cash payments or a combination thereof. In the event that performance goals are achieved over a designated time period, the performance awards will be made in a predesignated form in a single or in periodic installments as the administrator determines in its sole discretion. The goals established by the administrator shall be based on one or more financial measures of us: (1) pre-tax or after-tax return on equity or average assets; (2) earnings per share; (3) return on shareholders' equity; (4) revenue growth; (5) pre-tax or after-tax net income; (6) book value per share;
(7) market price per share; (8) relative performance to peer group companies; (9) expense management; and (10) efficiency ratio. In the event the goal is not achieved at the conclusion of the designated performance period, no payment shall be made to a participant. However, goals may include standards for partial achievement and provide for a partial award for partial achievement. The participant shall have no right to vote any shares of our common stock subject to a performance award, nor shall such participant have any right to receive dividends on such shares until the performance goals are achieved and the shares issued. No performance award shall entitle any individual to receive more than 15,000 shares of common stock and the maximum performance award payable to all participants at a designated subsidiary for any calendar year (excluding any additional cash payment) shall not exceed $250,000.

     CHANGE OF CONTROL. If the terms of an agreement under which the administrator has granted an award under the plan shall so provide, upon a change of control, as defined in the plan, outstanding awards shall become immediately and fully exercisable or payable according to the terms set forth in the plan.

     DURATION, AMENDMENT AND TERMINATION. No award shall be granted more than ten years after the effective date of the plan; provided, however, that the terms and conditions applicable to any award granted within such period may thereafter be amended or modified by mutual agreement between us and the participant or such other person as may then have an interest therein (notwithstanding the fact that an amendment or modification may cause an option to no longer qualify as an incentive stock option). Also, by mutual agreement between us and a participant, stock options or other awards may be granted to such participant in substitution and exchange for, and in cancellation of, any awards previously granted such participant under this plan. Our board of directors may amend the plan from time to time or terminate the plan at any time. However, no action shall reduce the amount of any existing award or change the terms and conditions thereof without the participant's consent. No amendment of the plan shall, without approval of our shareholders: (a) increase the total number of shares which may be issued under the plan or increase the amount or type of awards that may be granted under the plan; (b) change the minimum purchase price, if any, of shares of stock or stock units which may be made subject to awards under the plan; (c) modify the requirements as to eligibility for awards under the plan; or (d) cause the plan and/or awards pursuant to the plan not to comply with either Rule 16b-3, or any successor rule, under the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Internal Revenue Code of 1986, as amended.

FEDERAL INCOME TAX CONSEQUENCES

     No income will be realized by a participating officer or employee on the grant of an incentive stock option or a nonqualified stock option, the grant of a stock appreciation right, the award of restricted stock or the award of stock units, and we will not be entitled to a deduction at such time. If a holder exercises an incentive stock option and does not dispose of the shares acquired within two years from the date of the grant, or within one year from the date of exercise of the option, no income will be realized by the holder at the time of exercise; however, the exercise may give rise to alternative minimum tax liability. We will not be entitled to a deduction by reason of the exercise. If a holder disposes of the shares acquired pursuant to an incentive stock option within two years from the date of grant of the option or within one year from the date of exercise of the option, the holder will realize ordinary income at the time of disposition equal to the excess, if any, of the lesser of (a) the amount realized on the disposition or (b) the fair market value of the shares on the date of exercise, over the holder's basis in the shares. We generally will be entitled to a deduction in an amount equal to such income in the year of the disqualifying disposition.

     Upon the exercise of a nonqualified stock option or the surrender of a stock appreciation right, the excess, if any, of the fair market value of the stock on the date of exercise over the purchase price or base price, as the case may be, is ordinary income to the holder as of the date of exercise. We generally will be entitled to a deduction equal to such excess amount in the year of exercise.

     Subject to a voluntary election by the holder under Section 83(b) of the Internal Revenue Code of 1986, as amended, a holder will realize income as a result of the award of restricted stock at the time the restrictions expire on such shares. An election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, would have the effect of causing the holder to realize income in the year in which such award was granted. The amount of income realized will be the difference between the fair market value of the shares on the date such restrictions expire (or on the date of issuance of the shares in the event of a Section 83(b) election) over the purchase price, if any, of such shares. We generally will be entitled to a deduction equal to the income realized in the year in which the holder is required to report such income.

     An employee will realize income as a result of a performance award at the time the award is issued or paid. The amount of income realized by the participant will be equal to the fair market value of the shares on the date of issuance, in the case of a stock award, and to the amount of the cash paid, in the event of a cash award. We will be entitled to a corresponding deduction equal to the income realized in the year of such issuance or payment.

TAX WITHHOLDINGS

     We shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and we may defer making payment or delivery as to any award if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery may, by notice to us at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on the fair market value on the date of such notice. A participant shall remain subject to withholding taxes upon the exercise of a nonqualified stock option by a permitted transferee.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE ALLEGIANT BANCORP, INC. 2000 STOCK INCENTIVE PLAN.

        SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and person who own more than ten percent of our outstanding stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. To our knowledge, based solely on our review of such reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors, executive officers and greater-than-ten percent shareholder were compiled with during the year ended December 31, 1999, except for the following: Mr. Curtis filed three late Form 4's reporting five transactions; Mr. Farrell filed three late Form 4's reporting five transactions; Mr. Felman filed five late Form 4's reporting 28 transactions; Mr. Hayes filed five late Form 4's reporting 18 transactions; Ms. Kirkpatrick filed five late Form 4's reporting eight transactions; Mr. Krause filed five late Form 4's reporting ten transactions; Mr. Weiss filed three late Form 4's reporting five transactions; Mr. Wielansky filed five late Form 4's reporting 13 transactions; and Mr. Wool filed four late Form 4's reporting six transactions. Substantially all the late reports related to purchases of shares. None of such reports related to transactions creating liability for "short swing" profits under Section 16(b) of the Securities Exchange Act of 1934, as amended. We have strengthened our policies to ensure timely beneficial ownership reporting in the future.

                    INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP served as our independent public accountants for 1999 and has been selected by our board of directors to continue in such capacity during 2000. Our board of directors retained Ernst & Young based upon the board's determination that we would benefit from Ernst & Young's local expertise in financial institutions and in matters involving the Securities and Exchange Commission. Representatives of Ernst & Young are expected to be present at our annual meeting to respond to appropriate questions from shareholders, and such representatives will have the opportunity to make statements if they so desire.

     The engagement of Ernst & Young arose from our policy of requesting proposals for audit services every three years. In each of 1992, 1995 and 1998, our board of directors solicited proposals from selected auditing firms to audit our financial statements. BDO Seidman, LLP served as our independent auditors for the six-year period ended December 31, 1997 and a national accounting firm served as our independent auditors for the three-year period ended December 31, 1991.

     The BDO Seidman audit reports on our consolidated financial statements as of and for the year ended December 31, 1997 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the year ended December 31, 1997 and through the period ended May 29, 1998, there was no disagreement between us and BDO Seidman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement if not resolved to the satisfaction of BDO Seidman, would have caused it to make references to the subject matter of such disagreement in connection with its report.

     As we previously reported in our Annual Report on Form 10-KSB for the year ended December 31, 1997, operating losses increased $794,000 in 1997 compared to the prior year. During the latter part of 1997, several events occurred which culminated in increased levels of operating losses. In September 1997, we acquired two branch offices. These branches were integrated into our existing computer and operating systems during September 1997. Substantial difficulties were encountered in this integration process because of the different operating policies and procedures between the organizations and because of the large increase in transactional volumes. Shortly after integrating these branches, we upgraded our computer systems to an entirely new operating system designed to handle the substantially increased size and volumes resulting from the branches, as well as provide capacity for future growth. The computer systems conversions compounded the integration process due to conversion anomalies and the subsequent differences in the computer operating systems. Because of these events, we experienced impediments reconciling accounts and researching and clearing reconciling items. The differences that resulted totaled

$752,000, which was charged to operating losses in the fourth quarter of 1997. We believe that these losses were not systemic and were non-recurring.

     Over the past few years, we have experienced substantial growth which has strained our management, administrative and operating resources and financial control systems. We have added various key officers with experience in banking and accounting. Following the audit of our financial statements as of and for the year in the period ended December 31, 1997, on which, as previously discussed, BDO Seidman issued an unqualified audit opinion, we received a management letter from BDO Seidman. The management letter identified certain material weaknesses in the design and operation of our internal controls, which the accountants indicated adversely affected our ability to record, process, summarize and report financial data. In response to our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 1998, BDO Seidman stated that "we make no representation that the material weaknesses uncovered during our audit procedures or that the system of internal controls have been improved." We believe that we have implemented steps to correct the deficiencies noted, including the hiring of senior management with substantial experience in banking, accounting and auditing.

     We have authorized BDO Seidman to fully respond to any inquiries of Ernst & Young concerning its audit. During the year ended December 31, 1997 and through the date of the appointment, Ernst & Young did not provide us with any consultations regarding the application of accounting principles to specific transactions and the type opinion that they may have rendered on the financial statements. However, we engaged Ernst & Young in June 1998 as a consultant in connection with the organization by Allegiant Bank of a real estate investment trust.

                     PROPOSALS OF SHAREHOLDERS

     Under applicable regulations of the Securities and Exchange Commission, all proposals of shareholders to be considered for inclusion in the proxy statement for the 2001 Annual Meeting of Shareholders must be received at our office, c/o corporate secretary, 2122 Kratky Road, St. Louis, Missouri 63114 by not later than November 17, 2000. Our by-laws provide that shareholder proposals, including nominations of directors, that do not appear in the proxy statement may be considered at a meeting of shareholders only if written notice of the proposal is received by our corporate secretary not less than 60 days and not more than 90 days prior to the anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be delivered not earlier than the 10th day prior to such annual meeting and not later than the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us. Under our by-laws, the date by which written notice of a proposal must be received by us to be considered at the 2001 annual meeting of shareholders is February 19, 2001.

     Any written notice of a shareholder proposal must include the following information: (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such shareholder, as they appear on our books, and of such beneficial owner, and (2) the class and number of shares of our common stock which are owned beneficially and of record by such shareholder and such beneficial owner.

                        DISCRETIONARY VOTING

     At the 2001 annual meeting, the individuals named in the proxy relating to such meeting will exercise discretionary authority to vote on any matter brought before the meeting with respect to which we were provided with notice after November 17, 2000, and before February 19, 2001. In addition, we will include in the proxy statement advice on the nature of the matter and how the individuals named in the proxy relating to such meeting intend to exercise their discretion to vote on each mater. Notwithstanding the above, the individuals named in the proxy relating to such meeting shall not exercise discretionary authority over a matter if: (1) we receive notice of such matter by February 19, 2001;
(2) by February 19, 2001, the proponent of such matter provides us with a written statement that the proponent intends to deliver a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under Missouri law to carry the proposal; (3) the proponent includes the same statement in our proxy materials filed under Rule 14a-6 of the Securities Exchange Act of 1934, as amended; and
(4) immediately after soliciting the percentage of shareholders required to carry the proposal, the proponent provides us with a statement from any solicitor or other person with knowledge that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under Missouri law to carry the proposal.

                           ANNUAL REPORT

     Our annual report for the year ended December 31, 1999 has been mailed simultaneously to our shareholders.

     A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED
DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (EXCLUDING EXHIBITS) MAY BE OBTAINED BY ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST TO MS. CHRISTY SIBURT, VICE PRESIDENT - INVESTOR RELATIONS, ALLEGIANT BANCORP, INC., 2122 KRATKY ROAD, ST. LOUIS,
MISSOURI 63114, 314-692-8200.

                           OTHER MATTERS

     As of the date of this proxy statement, our board of directors does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the annual meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the annual meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby in accordance with their judgment as to our best interest on such matters.

                                  By Order of the Board of Directors,

                                  MARVIN S. WOOL
                                  Chairman


March 17, 2000

                                                            ANNEX A






                      ALLEGIANT BANCORP, INC.

                     2000 STOCK INCENTIVE PLAN







                                            EFFECTIVE MARCH 9, 2000

                     ALLEGIANT BANCORP, INC.
                    2000 STOCK INCENTIVE PLAN

                                                              PAGE

Section 1.                                                 Purpose     1

Section 2.                                             Definitions     1

Section 3.                                          Administration     3

Section 4.                          Shares Reserved Under the Plan     5

Section 5.                                            Participants     5

Section 6.                                         Types of Awards     5

Section 7.                                 Date of Granting Awards     5

Section 8.                                 Incentive Stock Options     6

Section 9.                              Nonqualified Stock Options     6

Section 10.                              Stock Appreciation Rights     7

Section 11.            Restricted Stock and Restricted Stock Units     8

Section 12.                                     Performance Awards     8

Section 13.                                  Adjustment Provisions     9

Section 14.                                      Change of Control     9

Section 15.                                     Nontransferability    11

Section 16.                                                  Taxes    12

Section 17.                                 No Right to Employment    12

Section 18.                    Duration, Amendment and Termination    12

Section 19.                                   Shareholder Approval    12

Section 20.                                          Miscellaneous    13

                      ALLEGIANT BANCORP, INC.
                     2000 STOCK INCENTIVE PLAN
1. PURPOSE

          The purpose of this Plan is to encourage certain Employees and Directors of the Company, and of such Subsidiaries of the Company as the Administrator designates, to acquire Stock or to receive monetary payments based on the value of such Stock or based upon achieving certain goals on a basis mutually advantageous to such Employees and Directors of the Company and thus to provide an incentive for continuation of the efforts of Employees and Directors for the success of the Company and aid the Company and its Subsidiaries in competing with other enterprises for the services of new Employees and Directors. Compensation relating to Awards under the Plan is generally intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

2. DEFINITIONS

          Whenever used herein, the following terms shall have the respective meanings set forth below:
     a. ACT means the Securities Exchange Act of 1934, as amended from time to time.
     b. ADMINISTRATOR means the Board or, if the Board so designates, the Committee.
     c. AWARD means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Performance Award granted under the Plan.
     d. BASE PRICE means, in the case of an Option or a Stock Appreciation Right, a price fixed by the Administrator at which the Option or the Stock Appreciation Right may be exercised, which shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date of grant of such Option or Stock Appreciation Right.
     e.   BOARD means the Board of Directors of the Company.
     f.   CHANGE OF CONTROL is defined in Section 14.
     g. CODE means the Internal Revenue Code of 1986, as amended and in effect from time to time.
     h. COMMITTEE means those members of the Directors' and Executive Officers' Compensation Committee of the Board each of whom is both (1) qualified to administer this Plan as contemplated by Rule 16b-3 and (2) considered to be an "outside director" as contemplated by Section 162(m) of the Code.
     i. COMMON STOCK means the common stock, $.01 par value, of the Company.
     j. COMPANY means Allegiant Bancorp, Inc., a Missouri corporation.
     k. COVERED EMPLOYEE means a covered employee as that term is defined in Section 162(m) of the Code.
     l. DIRECTOR means a member of the Board (including members who are also Employees) of the Company or any Subsidiary of the Company.
     m. DISABILITY means a physical and/or mental condition that renders a Participant unable to perform the duties of the Participant's position on a full-time basis for a period of one hundred eighty (180) consecutive business days. Disability shall be deemed to exist when certified by a physician selected by the Company or its insurers and acceptable to the Participant or the Participant's legal representative (such agreement as to acceptability not to be withheld unreasonably). The Participant will submit to such medical or psychiatric examinations and tests as such physician deems necessary to make any such Disability determination.
     n. EMPLOYEE means any employee, consultant or advisor (including officers and Directors who also are Employees) of the Company or any Subsidiary of the Company; provided, however, that bona fide services are rendered by any such consultant or advisor and such services are not rendered in connection with the offer or sale of securities in a capital-raising transaction.
     o. FAIR MARKET VALUE means, for any particular date, (i) for any period during which Common Stock is authorized as a Nasdaq National Market security, the last transaction price per share as quoted by The Nasdaq Stock Market (the "Nasdaq"), (ii) for any period during which Common Stock shall not be authorized as a Nasdaq National Market security, but when Common Stock is listed for trading on a national securities exchange, the closing price per share of Common Stock as reported on the Composite Tape as of the close of such trading day, (iii) for any period during which Common Stock shall not be authorized as a Nasdaq National Market security or listed for trading on a national securities exchange, but when Common Stock shall be authorized as a Nasdaq SmallCap Market security, the closing bid price as reported by the Nasdaq, or (iv) the market price per share of Common Stock as determined by an investment banking firm or certified public accountant selected by the Administrator in the event neither (i), (ii) nor (iii) above shall be applicable. If Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the preceding day when the markets were open.
     p. FINAL AWARD means the Award earned by each Participant at the end of the Performance Period.
     q. OPTION means the right to purchase Stock at the Base Price for a specified period of time. For purposes of the Plan, an Option may be an incentive stock option ("INCENTIVE STOCK OPTION") within the meaning of Section 422 of the Code, a nonqualified stock option ("NONQUALIFIED STOCK OPTION") or any other type of option.
     r. PARTICIPANT means any Employee or Director designated by the Administrator to participate in the Plan.
     s. PERFORMANCE AWARD means a cash payment and/or the right to receive a payment equal to the value of a unit or other measure, and includes shares of Stock (which may be granted pursuant to an Option or as Restricted Stock) and Restricted Stock Units, as determined by the Administrator based on performance during a Performance Period.
     t. PERFORMANCE PERIOD means a period of not more than ten years established by the Administrator during which certain performance goals set by the Administrator are to be met.
     u. PERIOD OF RESTRICTION means the period during which a grant of shares of Restricted Stock is restricted pursuant to
          Section 11 of the Plan.
     v. PERMITTED TRANSFEREE means either (i) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of the Participant and/or one or more Immediate Family Members or (iii) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the aggregate interests of the Participant and/or one or more Immediate Family Members exceed 80% of all interests in such entity.
     w.   PLAN means the Allegiant Bancorp, Inc. 2000 Stock Incentive
          Plan.
     x. PLAN YEAR means the Company's fiscal year commencing January 1 and ending December 31.
     y. PROGRAM means an Award program established by the Administrator which designates the Participants, the Covered Employees, a Performance Period, performance goals and formulas or standards for determining the amounts of Awards payable under the Plan.
     z. REPORTING PERSON means a person subject to Section 16 of the Act.

     aa. RESTRICTED STOCK means Stock granted pursuant to Section 11 or 12 of the Plan, but a share of such Stock shall cease to be Restricted Stock when the conditions to and restrictions thereon under Section 11 have been satisfied or have expired, respectively.
     bb. RESTRICTED STOCK UNIT means a unit equivalent in value to a share of Stock granted pursuant to Section 11 or 12 of the Plan, but a Stock Unit shall cease to be a Restricted Stock Unit when the conditions to and restrictions thereon under
          Section 11 have been satisfied or have expired, respectively.
     cc. RETIREMENT means termination of employment on or after the attainment of 55 years of age with five or more years of service to the Company or a Subsidiary.
     dd. RULE 16b-3 means Rule 16b-3 under the Act as amended from time to time or any successor rule thereto.
     ee. STOCK means the authorized and unissued shares of Common Stock or reacquired shares of Common Stock held in treasury.
     ff. STOCK UNITS means units equivalent in value to shares of Stock.
     gg. STOCK APPRECIATION RIGHT or SAR means the right to receive a payment from the Company equal to the excess of the Fair Market Value of a share of Stock at the date of exercise over the Base Price. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the Base Price shall be the Option exercise price.
     hh.  SUBSIDIARY means a subsidiary corporation as defined in
          Section 424 of the Code.
     ii. TERMINATION FOR CAUSE means termination based upon: (i) the Employee's willful and continued failure to substantially perform Employee's duties with the Company (other than as a result of incapacity due to physical or mental condition), after a demand for substantial performance is delivered to Employee by the Company, which specifically identifies the manner in which the Employee has not substantially performed Employee's duties, (ii) the Employee's commission of an act in connection with Employee's employment constituting a criminal offense involving moral turpitude, dishonesty, or breach of trust, or (iii) Employee has engaged in any conduct which would preclude Employee from employment with the Company or any of its subsidiary banks or corporations, or the Employee is disqualified or precluded from being employed by or providing any services to the Company or any of its subsidiary banks or corporations by reason of any federal or state banking law or regulation or any order or written request of any regulatory agency which has jurisdiction over the Company or any of its subsidiaries. For purposes of this definition, no act, or failure to act on the Employee's part shall be considered "willful" unless done, or omitted to be done, without good faith and without reasonable belief that the act or omission was in the best interest of the Company.

3.  ADMINISTRATION

          The Plan shall be administered by the Administrator. The determinations of the Administrator shall be made in accordance with its judgment as to the best interests of the Company and its shareholders and in accordance with the purpose of the Plan. In the event the Board designates the Committee to serve as the Administrator, a majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. In addition, any determination of the Committee under the Plan may be made without notice or meeting of the Committee, by a writing signed by a majority of the Committee members. Determinations, interpretations or other actions made or taken by the Administrator pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever. Subject to the express provisions of the Plan, the Administrator shall have plenary authority to construe and interpret the Plan, to make, amend and rescind rules and regulations regarding the Plan and its administration, to determine the terms and provisions of the respective Stock Option, Restricted Stock, Restricted Stock Unit and Performance Award agreements (which need not be identical), and to take whatever action is necessary to carry out the purposes of the Plan; provided, however, that the Administrator shall take no action that will impair any Award previously granted under the Plan or cause the Plan not to meet the requirements of Rule 16b-3.

4.   SHARES RESERVED UNDER THE PLAN

          Subject to Sections 10, 12 and 13 hereof, there are hereby reserved for issuance under the Plan an aggregate of 600,000 shares of Stock, which may be authorized but unissued shares or treasury shares. Of these shares of Stock, up to 400,000 shares are reserved to be issued in the form of Options, subject to adjustment as set forth in the Plan.

          Except as provided in Section 13, in no event may more than 200,000 shares of Stock be issued in connection with the award of Restricted Stock or Restricted Stock Units pursuant to Section 11 or 12. Additionally, the maximum number of shares of Stock, which may be awarded in the form of Options or SARs to any one individual under the Plan shall be limited to 15,000 shares of Stock per calendar year. In total, no more than 175,000 shares of Stock may be issued to all Participants per calendar year.

          Stock underlying outstanding Options or Performance Awards will be counted against the Plan maximum while such Options or Awards are outstanding. Shares of Stock underlying expired, canceled or forfeited Options or Awards may be added back to the Plan maximum. When the exercise price of Options is paid by delivery of shares of Stock, the number of shares available for issuance under the Plan shall continue to be reduced by the gross (rather than the net) number of shares issued pursuant to such exercise, regardless of the number of shares surrendered in payment. Restricted Stock and Restricted Stock Units issued pursuant to the Plan will be counted against the Plan maximum while outstanding even while subject to restrictions.

5.   PARTICIPANTS

          Participants will consist of such officers, Directors and Employees of the Company or any designated Subsidiary as the Administrator in its sole discretion determines have a major impact on the success and future growth and profitability of the Company. Designation of a Participant in any Plan Year shall not require the Administrator to designate such person to receive an Award in any other Plan Year or to receive the same type or amount of Award as granted to the Participant in any other Plan Year or as granted to any other Participant in any Plan Year. The Administrator shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

6.   TYPES OF AWARDS

          The following Awards may be granted under the Plan: (a) Incentive Stock Options; (b) Nonqualified Stock Options; (c) Stock Appreciation Rights; (d) Restricted Stock; (e) Restricted Stock Units; and (f) Performance Awards, all as described below. Except as specifically limited herein, the Administrator shall have complete discretion in determining the type and number of Awards to be granted to any Participant, and the terms and conditions that attach to each Award, which terms and conditions need not be uniform as between different Participants. All Awards shall be in writing.

7.   DATE OF GRANTING AWARDS

          All Awards granted under the Plan shall be granted as of an award date. Promptly after each award date, the Company shall notify the Participant of the grant of the Award, and shall hand deliver or mail to the Participant an Award Agreement, duly executed by and on behalf of the Company, with the request that the Participant execute and return such agreement within thirty days after the date of mailing or delivery by the Company of the Award Agreement to the Participant. If the Participant shall fail to execute and return the written Award Agreement within the thirty-day period, the Participant's Award shall be automatically terminated, except that if the Participant dies within the thirty-day period such Award Agreement shall be effective notwithstanding the fact that it has not been signed prior to death.

8.   INCENTIVE STOCK OPTIONS

          Incentive Stock Options shall consist of Options to purchase shares of Stock at purchase prices not less than 110% of the Fair Market Value of the shares on the date the Option is granted. The purchase price may be paid by check or, in the discretion of the Administrator, by the delivery of shares of Common Stock then owned by the Participant, which shares must have been owned for at least six months. Subject to
Section 14 hereof, Incentive Stock Options shall be exercisable not later than ten years, and in the case of Participants who also hold a ten percent or greater beneficial ownership of Stock, not later than five years, after the date they are granted and, except as provided below, will terminate not later than three months after termination of employment for any reason other than death or Disability as to all shares for which they have not theretofore exercised, and during such three-month period an Option shall be exercisable only as to those shares with respect to which it had become exercisable, under the provisions of the Option, on the date of termination of employment; provided however, that if the termination of employment is: (i) due to Termination for Cause; (ii) voluntary on the part of the Employee and without the written consent of the Company or Subsidiary; or (iii) is in violation of any employment contract with the Company or a Subsidiary, then all Options granted to such person under the Plan shall terminate and expire concurrently with the termination of the Optionee's employment and shall not thereafter be exercisable to any extent. In the event termination of employment occurs as a result of death or Disability, such an Option will be exercisable for 12 months after such termination or until its expiration date, if earlier. If the optionee dies within 12 months after termination of employment by reason of Disability, then the period of exercise following death shall be the remainder of the 12-month period, or three months, whichever is longer. If the optionee dies within three months after termination of employment for any other reason, then the period of exercise following death shall be three months. Leaves of absence granted by the Company or any Subsidiary of the Company for military service, illness and transfers of employment between the Company and any Subsidiary of the Company shall not constitute termination of employment. The aggregate Fair Market Value (determined as of the time an Option is granted) of the stock with respect to which an Incentive Stock Option is exercisable for the first time during any calendar year (under all option plans of the Company and its Subsidiaries) shall not exceed $100,000, or such other amounts and limitations as may be provided from time to time by the Code and any regulations promulgated thereunder. Incentive Stock Options shall be granted only to employees of the Company or a subsidiary.

9.   NONQUALIFIED STOCK OPTIONS

          Nonqualified Stock Options shall consist of nonqualified Options to purchase shares of Stock at purchase prices determined by the Administrator; provided, however, the purchase price for Nonqualified Stock Options shall be not less than 110% of the Fair Market Value of Stock on the date the Option is granted. The purchase price may be paid by check or, in the discretion of the Administrator, by the delivery of shares of Common Stock then owned by the Participant or the Permitted Transferee, as the case may be, which shares must have been owned for at least six months. Subject to Section 14 hereof, Nonqualified Stock Options shall be exercisable not later than ten years after the date they are granted, and except as provided below, will terminate not later than three months after termination of employment for any reason other than death, Retirement or Disability as to all shares for which they have not theretofore exercised, and during such three-month period an Option shall be exercisable only as to those shares with respect to which it had become exercisable, under the provisions of the Option, on the date of termination of employment; provided however, that if the termination of employment is: (i) due to Termination for Cause;
(ii) voluntary on the part of the Employee and without the written consent of the Company or Subsidiary; or (iii) is in violation of any employment contract with the Company or a Subsidiary, then all Options granted to such person under the Plan shall terminate and expire concurrently with the termination of the Optionee's employment and shall not thereafter be exercisable to any extent. In the event termination of employment occurs as a result of Retirement or

Disability, such an Option will be exercisable for 18 months after such termination or until its expiration date, if earlier. In the event termination of employment occurs as a result of death, or the Optionee dies within three months after the termination of such employment, or a Director dies prior to the expiration date of an Option; the shares such Optionee was entitled to purchase on the date of their death under such an Option or Options under the Plan may be purchased at any time after the Optionee's death by the person or persons to whom said rights shall have passed in accordance with the Plan; provided, however, that no Option shall be exercised after the earlier of: (i) 18 months after the original Optionee's death; or (ii) the expiration date specified for the particular Option. Leaves of absence granted by the Company or any Subsidiary of the Company for military service, illness and transfers of employment between the Company and any Subsidiary of the Company shall not constitute termination of employment. The Administrator shall have the right to determine at the time the Option is granted whether shares of Stock issued upon exercise of a Nonqualified Stock Option shall be subject to restrictions and, if so, the nature of the restrictions.

10.  STOCK APPRECIATION RIGHTS

          Stock Appreciation Rights may be granted which, in the discretion of the Administrator, may be exercised (1) in lieu of exercise of an Option, (2) in conjunction with the exercise of an Option, (3) upon lapse of an Option, (4) independent of an Option or (5) each of the above in connection with a previously awarded Option under the Plan. If the Option referred to in (1), (2) or (3) above qualified as an Incentive Stock Option pursuant to Section 422 of the Code, the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. At the time of grant, the Administrator may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR, and may impose such conditions on exercise of a SAR as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule) under the Act. At the discretion of the Administrator, payment for SARs may be made in cash or Common Stock, or in a combination thereof. The following will apply upon exercise of a SAR:

     a.   Exercise of SARs in Lieu of Exercise of Options.  SARs
          -----------------------------------------------
          exercisable in lieu of Options may be exercised for all or part of the shares of Stock subject to the related Option upon the exercise of the right to exercise an equivalent number of Options. A SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. Upon exercise of a SAR in lieu of exercise of an Option, shares of Stock equal to the number of SARs exercised shall no longer be available for Awards under the Plan, provided that if SARs are exercised for cash, shares of stock equal to the number of SARs exercised shall be restored to the number of shares available for issuance under the Plan.

     b.   Exercise of SARs in Conjunction with Exercise of Options.
          --------------------------------------------------------
          SARs exercisable in conjunction with the exercise of Options shall be deemed to be exercised upon the exercise of the related Options, and shares of Stock equal to the sum of the number of shares acquired by exercise of the Option plus the number of SARs exercised shall no longer be available for Awards under the Plan, provided that if SARs are exercised for cash, shares of stock equal to the number of SARs exercised shall be restored to the number of shares available for issuance under the Plan.

     c.   Exercise of SARs Upon Lapse of Options.  SARs exercisable
          --------------------------------------
          upon lapse of Options shall be deemed to have been exercised upon the lapse of the related Options as to the number of shares of Stock subject to the Options. Shares of Stock equal to the number of SARs deemed to have been exercised shall not be available again for Awards under the Plan, provided that if SARs are exercised for cash, shares of stock equal to the number of SARs exercised shall be restored to the number of shares available for issuance under the Plan.

     d.   Exercise of SARs Independent of Options.  SARs exercisable
          ---------------------------------------
          independent of Options may be exercised upon whatever terms and conditions the Administrator, in its sole discretion, imposes upon the SARs, and shares of Stock equal to the number of SARs exercised shall no longer be available for Awards under the Plan, provided that if SARs are exercised for cash, shares of stock equal to the number of SARs exercised shall be restored to the number of shares available for issuance under the Plan.

11.  RESTRICTED STOCK AND RESTRICTED STOCK UNITS

          Restricted Stock shall consist of Stock or Stock Units issued under the Plan at any purchase price less than the Fair Market Value thereof on the date of issuance, or as a bonus. In the case of any Restricted Stock or Restricted Stock Units:

     a. The purchase price, if any, will be determined by the Administrator.

     b. Restricted Stock or Restricted Stock Units may be subject to: (i) restrictions on the sale or other disposition thereof; (ii) rights of the Company to reacquire such Restricted Stock or Restricted Stock Units at the purchase price, if any, originally paid therefor upon termination of the employee's employment within specified periods; (iii) representation by the Participant that he or she intends to acquire Restricted Stock or Restricted Stock Units for investment and not for resale; and (iv) such other restrictions, conditions and terms as the Administrator deems appropriate.

     c. The Participant shall be entitled to all dividends paid with respect to Restricted Stock during the Period of Restriction and shall not be required to return any such dividends to the Company in the event of the forfeiture of the Restricted Stock.

     d. The Participant shall be entitled to vote Restricted Stock during the Period of Restriction.

     e. The Administrator shall determine whether Restricted Stock is to be delivered to the Participant with an appropriate legend imprinted on the certificate or if the shares are to be deposited in escrow pending removal of the restrictions.

12.  PERFORMANCE AWARDS

     a.   Performance Period.  For each Program, the Administrator
          ------------------
shall set forth a Performance Period over which performance will be measured to determine whether and in what amounts to pay Awards to Participants. Each Program must be established in writing prior to the expiration of any prescribed time period for the pre-establishment of performance goals under Section 162(m) of the Code. Each Program also shall set forth those individuals the Administrator believes may be or may become Covered Employees for the applicable Performance Period.

     b.   Performance Criteria and Goals.  All Awards shall be based
          ------------------------------
upon any one or more of the following financial measures of the Company:
(i) pre-tax or after-tax return on equity or average assets; (ii) earnings per share; (iii) return on shareholders' equity; (iv) revenue growth; (v) pre-tax or after tax net income; (vi) book value per share;
(vii) market price per share; (viii) relative performance per peer group companies; (ix) expense management; and (x) efficiency ratio. For each Program and for each Participant, the Administrator shall designate one or more objective performance goals based upon one or more of the criteria listed above. No Award shall be paid if the applicable performance goals are not satisfied; provided, however, performance goals may include standards for partial achievement and provide for a partial award for partial achievement.

     c.   Performance Awards.  Performance Awards may consist of cash,
          ------------------
Options, Stock, Restricted Stock, Restricted Stock Units or a combination thereof, to be issued with or without any payment therefor, in the event the performance goals established by the Administrator are achieved during the Performance Period. For each Program, the Administrator shall designate an objective formula or standard for determining each Participant's Award. Except with respect to Awards payable to Covered Employees, and notwithstanding the failure to satisfy the applicable performance goal(s), the Administrator shall have the discretion to increase or reduce the amount of any Participant's Award above or below the standard or formula amount to reflect individual performance and/or unanticipated factors; the Administrator may only reduce the amount of an Award payable to Covered Employees below the standard or formula amount to reflect individual performance and/or unanticipated factors. Actual payment of the Award earned shall be in cash, Stock, Restricted Stock, Restricted Stock Units or in a combination thereof, in a single sum or in periodic installments, all as the Administrator in its sole discretion determines. If Stock or Restricted Stock is used, the Participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued. No Performance Award shall entitle any individual to receive more than 15,000 shares of Stock and the maximum Performance Award payable during any Plan Year to all Participants at any one Subsidiary (excluding any additional cash payment) shall not exceed $250,000.

     d.   Payment of Awards.  After the close of each Performance
          -----------------
Period, the Administrator shall certify in writing the achievement of the applicable performance goal(s) and the amounts of any Awards payable to the Participants under the applicable formula(s) or standard(s). All or part of the Awards payable to Participants who are not Covered Employees may be paid prior to the end of a Performance Period on an estimated basis, subject to adjustment in the discretion of the Administrator. All or part of the Awards payable to Covered Employees may be paid prior to the end of a Performance Period only if such earlier payment does not result in such Award failing to constitute qualified performance-based compensation under Section 162(m) of the Code (e.g., if achievement of the applicable performance goal(s) can be certified prior to the end of the Performance Period). Subject to the foregoing, the timing of payment of all Awards to both Covered Employees and Participants who are not Covered Employees shall be within the discretion of the Administrator.

13.  ADJUSTMENT PROVISIONS

     a. If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan, the number of shares that may be granted in the form of Options, SARs, Restricted Stock, Restricted Stock Units or Performance Awards, the maximum number of shares available to a particular Participant, and the number of shares covered by each outstanding Award, shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such Award shall not be changed. Awards shall be deemed to contain provisions for their continuation or for other equitable adjustments after changes in Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

     b. Notwithstanding any other provision of this Plan or in any Award, and without affecting the number of shares reserved or available hereunder, the Board may authorize the equitable adjustment of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

14.  CHANGE OF CONTROL

          Notwithstanding any other provision of this Plan, if the terms of an agreement under which the Administrator has granted an award under this Plan shall provide for an acceleration of benefits upon a Change of Control, outstanding Awards shall become immediately and fully exercisable or payable according to the following terms:

     a. Any outstanding and unexercised Option shall become immediately and fully exercisable, and shall remain exercisable until it would otherwise expire by reason of lapse of time.

     b. During the six-month and seven-day period from and after a Change of Control (the "Exercise Period"), unless the Administrator shall determine otherwise at the time of grant, a Participant or Permitted Transferee, as the case may be, shall have the right, in lieu of the payment of the Base Price of the shares of Stock being purchased under an Option and by giving notice to the Administrator, to elect (within the Exercise Period) in lieu of exercise thereof, provided that if such Option is held by a Reporting Person either (i) such grant was approved by either the Board or the Administrator or (ii) more than six months have elapsed from the grant thereof, to surrender all or part of the Option to the Company and to receive in cash, within 30 days of such notice, an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the Base Price per share of Stock under the Option multiplied by the number of shares of Stock granted under the Option as to which the right granted under this Section 14(b) shall have been exercised.
Change in Control Price shall mean the higher of (i) (A) for any period during which Common Stock is authorized as a Nasdaq National Market security, the highest price per share as quoted by the Nasdaq, (B) for any period during which Common Stock shall not be authorized as a Nasdaq National Market Security but when Common Stock shall be listed for trading on a national securities exchange, the highest closing price per share of Common Stock on such exchange as of the close of such trading day, (C) for any period during which Common Stock shall not be authorized as a Nasdaq National Market security or listed for trading on a national securities exchange, but when Common Stock shall be authorized as a SmallCap Market security, the highest average of the high bid and low asked prices as reported by the Nasdaq, or (D) the highest market price per share of Common Stock as determined by an investment banking firm or certified public accountant selected by the Administrator in the event neither (A), (B) nor (C) above shall be applicable, in each case during the 60-day period prior to and ending on the date of the Change of Control, and (ii) if the Change of Control is the result of a transaction or series of transactions described in
Section 14(f)(i), (iii), (iv) or (v) hereof, the highest price per share of Common Stock paid in such transaction or series of transactions (which in the case of paragraph (i) shall be the highest price per share of Common Stock as reflected in a Schedule 13D by the person having made the acquisition); provided, however, that with respect to any Incentive Stock Option, the Change of Control Price shall not exceed the market price of a share of Common Stock (to the extent required pursuant to Section 422 of the Code) on the date of surrender thereof.

     c. Any outstanding and unexercised Stock Appreciation Rights (other than such rights which arise pursuant to Section 14(b) hereof) shall become exercisable as follows:

     d. Any SAR described in Section 10(a) or (b) shall continue to be treated as provided in those sections, except that SARs exercised by Reporting Persons for cash shall have been either (i) approved by the Board or the Administrator or (ii) held for six months prior to exercise.

     e. Any SAR described in Section 10(c) shall be deemed to have been exercised if and when the Participant advises the Administrator in writing that the Participant elects to have Options with respect to which the SAR was granted treated as having lapsed, except that SARs exercised by Reporting Persons for cash shall have been either (i) approved by the Board or the Administrator or (ii) held for six months prior to exercise.

     f. Any SAR described in Section 10(d) shall be exercisable immediately, without regard to limitations imposed upon such exercise which are related to the passage of time, except that SARs exercised by Reporting Persons for cash shall have been either (i) approved by the Board or the Administrator or (ii) held for six months prior to exercise.

     g. Any Restricted Stock or Restricted Stock Units granted pursuant to Section 11 shall become immediately and fully transferable, and the Administrator shall be deemed to have exercised its discretion to waive any automatic forfeitures provided with respect to such Restricted Stock or Restricted Stock Units. Any shares held in escrow shall be delivered to the Participant or a Permitted Transferee, as the case may be, and any share certificates shall not contain the legend specified by Section 11(e). Unless such award of Restricted Stock or Restricted Stock Units shall have been approved by either the Board and/or the Administrator, Reporting Persons shall not dispose of any Restricted Stock or Restricted Stock Units until six months following the date of award of such Restricted Stock or Restricted Stock Units.

     h. Any Performance Award granted pursuant to Section 12 that has not expired or been forfeited shall be deemed to have been earned on the assumption that all performance goals have been achieved to the fullest extent scheduled in the Award. All payments shall be made promptly in a lump sum, notwithstanding any other provision for installment or deferred payment prescribed in the Award.

     i. For purposes of this Plan, Change of Control shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act (or successor reporting provisions); provided that, for purposes of this Plan, a Change in Control shall be deemed to have occurred if: (i) any Person (other than the Company or any Subsidiary) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company that represent 30% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Company's shareholders, of each new director is approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period but excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; (iii) there is consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;
(iv) there is consummated any consolidation or merger of the Company in which the Company is the continuing or surviving corporation in which the holders of Common Stock immediately prior to the merger do not own at least fifty percent (50%), or such greater percentage as shall be set in any agreement with any Participant, or more of the stock of the surviving corporation immediately after the merger; (v) there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or (vi) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

15.  NONTRANSFERABILITY

          Each Award granted under the Plan to a Participant shall not be transferable otherwise than by will or the laws of descent and distribution; provided, however, that the Participant may, upon approval of the Administrator, transfer without consideration to a Permitted Transferee all or a portion of a Nonqualified Stock Option granted to such Participant. Awards granted under the Plan to a Participant shall be exercisable, during the Participant's lifetime, only by the Participant or a Permitted Transferee, as the case may be. In the event of the death of a Participant, exercise or payment shall be made only:

     a. By or to the Permitted Transferee, the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Award shall pass by will or the laws of descent and distribution; and

     b. To the extent that the deceased Participant or the Permitted Transferee, as the case may be, was entitled thereto at the date of the Participant's death.

16.  TAXES

          The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Company may defer making payment or delivery as to any Award if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery may, by notice to the Company at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on the Fair Market Value on the date of such notice. A Participant shall remain subject to withholding taxes upon the exercise of a Nonqualified Stock Option by a Permitted Transferee.

17.  NO RIGHT TO EMPLOYMENT

          A Participant's right, if any, to continue to serve the Company and its Subsidiaries as an officer, Director, Employee or otherwise shall not be enlarged or otherwise affected by such individual's designation as a Participant under the Plan.

18.  DURATION, AMENDMENT AND TERMINATION

          No Award shall be granted more than ten years after the effective date of this Plan; provided, however, that the terms and conditions applicable to any Award granted within such period may thereafter be amended or modified by mutual agreement between the Company and the Participant or such other person as may then have an interest therein (notwithstanding the fact that an amendment or modification may cause an Option to no longer qualify as an Incentive Stock Option). Also, by mutual agreement between the Company and a Participant hereunder, Stock Options or other Awards may be granted to such Participant in substitution and exchange for, and in cancellation of, any Awards previously granted such Participant under this Plan. To the extent that any Stock Options or other Awards which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Administrator, and to the extent that any such Stock Options or other Awards would so qualify within the terms of the Plan, the Administrator shall have full and complete authority to grant Stock Options or other Awards that so qualify (including the authority to grant, simultaneously or otherwise, Stock Options or other Awards that do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such Stock Option or other Awards under the Plan. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Award or change the terms and conditions thereof without the Participant's consent. No amendment of the Plan shall, without approval of the shareholders of the Company: (a) increase the total number of shares that may be issued under the Plan or increase the amount or type of Awards that may be granted under the Plan; (b) change the minimum purchase price, if any, of shares of Stock or Stock Units which may be made subject to Awards under the Plan; (c) modify the requirements as to eligibility for Awards under the Plan; or (d) cause the Plan not to comply with either Rule 16b-3, or any successor rule, under the Act or
Section 162(m) of the Code.

19.  SHAREHOLDER APPROVAL

          The Plan shall be effective on March 9, 2000. The Plan shall be submitted for approval by the Shareholders of the Company at the 2000 Annual Meeting of Shareholders and the Company shall file a registration statement covering the shares of Stock to be issued under the Plan. If the Shareholders do not approve the Plan or if such registration statement is not filed or does not become effective, it, and any action taken hereunder, shall be void and of no effect.

20.  MISCELLANEOUS

     a.   Governing Law.  Subject to the provisions of applicable
          -------------
federal law, the Plan shall be administered, construed and enforced according to the internal laws of the State of Missouri excluding its conflict of law rules.

     b.   Severability.  The invalidity of any particular clause,
          ------------
provision or covenant herein shall not invalidate all or any part of the remainder of the Plan, but such remainder shall be and remain valid in all respects as fully as the law will permit.

          The undersigned hereby certifies that the Plan was adopted by the unanimous written consent of the Board of Directors of the Company as of March 9, 2000.






                                  ----------------------------------
                                  Shaun R. Hayes, President

                                  Date: March 9, 2000

                        ALLEGIANT BANCORP, INC.
                PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                             APRIL 20, 2000

     The undersigned hereby appoints Shaun R. Hayes and Kevin R.
Farrell, and each of them, with or without the other, proxies, with full power of substitution to vote as designated below, all shares of common stock, $0.01 par value, of Allegiant Bancorp, Inc. that the undersigned signatory hereof is entitled to vote at the Annual Meeting of Shareholders of Allegiant Bancorp, Inc. to be held at the St. Louis Science Center, 5050 Oakland Avenue, St. Louis, Missouri 63110, at 4:00 p.m., and all adjournments or postponements thereof, all in accordance with and as more fully described in the notice and accompanying proxy statement for such meeting, receipt of which is hereby acknowledged.

1.   ELECTION OF DIRECTORS

     / /  FOR all nominees listed         / /  WITHHOLD AUTHORITY
          below (except as marked              (to vote for all
          to the contrary below)               nominees listed below)

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW. FAILURE TO FOLLOW THIS PROCEDURE TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WILL RESULT IN THE GRANTING OF AUTHORITY TO VOTE FOR THE ELECTION OF SUCH NOMINEE.)

     CLASS III (three-year term)

           Marvin S. Wool      C. Virginia Kirkpatrick      Leon A. Felman


2.   APPROVAL AND ADOPTION OF THE ALLEGIANT BANCORP, INC. 2000 STOCK
     INCENTIVE PLAN.

     / / FOR              / / AGAINST              / / ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF MR. WOOL, MS. KIRKPATRICK AND MR. FELMAN AND "FOR" THE APPROVAL AND ADOPTION OF THE 2000 STOCK
INCENTIVE PLAN.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION OF MARVIN
S. WOOL, C. VIRGINIA KIRKPATRICK AND LEON A. FELMAN AS DIRECTORS AS SET FORTH IN ITEM NO. 1 ABOVE AND "FOR" THE APPROVAL AND ADOPTION OF THE 2000 STOCK INCENTIVE PLAN AS SET FORTH IN ITEM NO. 2 ABOVE.


DATED:                    , 2000
       -------------------


                                     -------------------------------------
                                                   Signature


                                     -------------------------------------
                                          Signature, if held jointly

                                     Please sign exactly as name appears
                                     on this Proxy Card. When shares are
                                     held by joint tenants, both should
                                     sign.  When signing as attorney-in-
                                     fact, executor, administrator,
                                     personal representative, trustee or
                                     guardian, please give full title as
                                     such.  If a corporation, please sign
                                     in full corporate name by President
                                     or other authorized officer.  If a
                                     partnership, please sign in
                                     partnership name by authorized
                                     person.



PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                       APPENDIX

     Page 12 of the printed proxy statement contains a Cumulative Total Return Graph. The information plotted in the graph has been presented in a tabular format that may be processed by the EDGAR system.